                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------

                                    FORM T-1

                             -----------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                      OF A CORPORATION DESIGNATED TO ACT AS
                                     TRUSTEE

                             -----------------------

               Check if an application to determine eligibility of
                  a Trustee pursuant to Section 305(b)(2)  / /

                                MELLON BANK, N.A.
                                (Name of Trustee)

               25-0659306                            U.S.
  (I.R.S. Employer Identification No.)  (Jurisdiction of incorporation)

                             One Mellon Bank Center
                           Pittsburgh, PA   15258-0001
                     (Address of Principal Executive Office)

                                 Daryl J. Zupan
                              First Vice President
                                MELLON BANK, N.A.
                             One Mellon Bank Center
                       Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-2472
            (Name, Address and Telephone Number of Agent for Service)

                             -----------------------

                                UNUM CORPORATION
                                (Name of Obligor)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   01-0405657
                      (I.R.S. Employer Identification No.)

                  2211 Congress Street, Portland, Maine  04122
                    (Address of Principal Executive Offices)

                          SUBORDINATED DEBT SECURITIES
                         (Title of Indenture Securities)

1. GENERAL INFORMATION. Furnish the following information as to the trustee --

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency                  Washington, D.C.
               Federal Reserve Bank of Cleveland            Cleveland, Ohio
               Federal Deposit Insurance Corporation        Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

     The obligor is not an affiliate of the trustee.

Items 3-15 are not applicable since the Obligor is not in default on securities issued under Indentures under which the applicant is trustee.

16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility.

     Exhibit 1   -  Copy of articles of association of the trustee as now in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

     Exhibit 2   -  Copy of certificate of the authority of the trustee to
                    commence business, copy of certificate of consolidation with the Union Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

     Exhibit 3   -  Copy of certificate as to authority of the trustee to
                    exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

     Exhibit 4   -  Copy of existing by-laws of the trustee, filed as Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

     Exhibit 5   -  Copy of each indenture referred to in Item 4, if the obligor is in default.  Not Applicable.

     Exhibit 6   -  Consent of the trustee required by Section 321(b) of the
                    Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

     Exhibit 7   -  Copy of the latest report of condition of the trustee
                    transmitted electronically pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Mellon Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Pittsburgh, and Commonwealth of Pennsylvania, on the 20th day of March, 1995.



                                        MELLON BANK, N.A.
                                        TRUSTEE



                                        By: /S/ DARYL J. ZUPAN
                                           ---------------------
                                               Daryl J. Zupan
                                            First Vice President

                                    EXHIBIT 7

                               REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                                MELLON BANK, N.A.
                              FOR DECEMBER 30, 1994

     In the Commonwealth of Pennsylvania, at the close of business on December 30, 1994; Transmitted electronically in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.

     Charter No.  6301                                Northeastern District

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (in thousands)

Assets
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 2,052,001
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        869,605
Securities:
     Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,025,877
     Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,442,480
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        426,118
     Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,125
Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . .     $21,915,193
     LESS:  Allowance for loan and lease losses. . . . . . . . . . . . . . . . . . . . . . . .         436,498
     Loans and leases, net of unearned income, allowance, and reserve. . . . . . . . . . . . . . . . . . . . .     21,478,695
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        223,929
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . . . . . . .        464,016
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         86,189
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . .        245,382
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        833,091
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,241,945

                        TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32,489,453

Liabilities
Deposits:
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20,115,573
          Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,061,682
          Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,053,891
     In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . . . . .      3,216,443
          Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15,179
          Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,201,264
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in IBFs:
     Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,574,726
     Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,584
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        563,664
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        191,728
Other borrowed money:
     With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        570,011
     With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        157,900
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . .          1,401
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . .        245,382
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        690,979
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        859,585
                            TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,190,976
Equity Capital
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167,285
Surplus (exclude all surplus related to preferred stock) . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,312,291
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,880,015
Net unrealized holding gains (losses) on available-for-sale securities . . . . . . . . . . . . . . . . . . . .        (53,080)
Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (8,034)
                            TOTAL EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,298,477
                            TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL. . . . . . . .     32,489,453


     I, Michael K. Hughey, Senior Vice President and Corporate Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        Michael K. Hughey
                                        February 8, 1995


     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                        FRANK V. CAHOUET
                                        W. KEITH SMITH
                                        CHARLES A. CORRY


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